Exhibit 10.1

AMENDMENT NO. 1

TO THE

GLOBAL EXCLUSIVE LICENSE AGREEMENT FOR VXM01

This AMENDMENT NO. 1 (this “Amendment”) is entered into as of October 15, 2026 (the “Amendment Effective Date”), by and among:

(1)	OSR Health, Inc. (formerly known as OSR Holdings, Inc.), a Delaware corporation with its principal place of business at 10900 NE 4th Street, Suite 2300, Bellevue, Washington 98004, USA (“OSRH”);

(2)	Vaximm AG, a Swiss stock corporation (Aktiengesellschaft) with its registered office in Basel, Switzerland, and a wholly owned subsidiary of OSRH (“Vaximm” and, together with OSRH, the “Licensor”); and

(3)	BCM Europe AG, a Swiss stock corporation (Aktiengesellschaft) with its registered office in Zug, Switzerland (“BCME” or “Licensee”).

OSRH, Vaximm and BCME are each referred to herein as a “Party” and together as the “Parties.”

RECITALS

A.	The Parties are parties to the Global Exclusive License Agreement for VXM01, dated as of and effective April 29, 2026 (the “Agreement”).

B.	Article 6 of the Agreement grants OSRH the Equity Option, under which OSRH may require BCME to purchase up to USD 15,000,000 of OSRH common stock on the terms set out therein.

C.	On August 19, 2026, the Nasdaq Staff issued a delisting determination with respect to OSRH’s common stock, and the Parties wish to provide an alternative means of settling the Equity Option.

D.	Section 15.2 of the Agreement provides that the Agreement may be amended only by a written instrument duly executed by authorized representatives of all Parties.

NOW, THEREFORE, in consideration of the mutual covenants set out herein and in the Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.	Definitions. Capitalized terms used but not defined in this Amendment have the meanings given to them in the Agreement.

2.	Addition of Section 6.10. Article 6 of the Agreement is hereby amended by adding the following new Section 6.10 immediately after Section 6.9:

“6.10	Alternative Settlement (Convertible Note Option)

(a)	Acknowledgment. The Parties acknowledge that the delisting determination issued by the Nasdaq Staff on August 19, 2026 is a material subsequent development affecting settlement of the Equity Option. The rights in this Section 6.10 apply whether or not that determination is later stayed, extended, conditionally granted or followed by relisting.

(b)	Election. OSRH may, by written notice to BCME (the “Note Election Notice”), change all or part of the unexercised Equity Option into a Convertible Note Option, whereby OSRH, or its affiliate, shall issue Convertible Notes in an aggregate principal amount of up to $15,000,000 (less amounts previously settled under the Equity Option), and BCME shall purchase, or shall effectuate a third party to purchase, such Convertible Notes at par. The Equity Option terminates as to the elected amount.

(c)	Conversion prices. The Convertible Notes shall be issued in four tranches of $3,750,000 each, convertible into OSRH common stock at fixed conversion prices of approximately $2.00, $3.00, $4.00 and $5.00 per share, respectively. If the Minimum Price (as defined in Nasdaq Rule 5635) on the date of the purchase commitment exceeds the conversion price of any tranche, that tranche’s conversion price is the Minimum Price. Conversion prices are not subject to reset.

(d)	Purchaser and closing certainty. BCME has identified the purchaser and shall deliver the purchaser’s binding commitment to purchase the Convertible Notes with or before the Note Election Notice. Closing occurs no fewer than twenty (20) Business Days after the Note Election Notice. If the purchase does not close within ten (10) Business Days after the scheduled closing date, the Note Election Notice is deemed withdrawn, the Equity Option is reinstated in full as to the elected amount, and the Exercise Window is extended by the period elapsed. BCME’s obligations under the reinstated Equity Option are unaffected.”

3.	Business Day. Article 1 of the Agreement is hereby amended by adding the following definition in the appropriate alphabetical order: “‘Business Day’ means any day other than a Saturday, a Sunday or a day on which commercial banks in New York, New York, USA or Zurich, Switzerland are authorized or required by law to remain closed.”

4.	Name of OSRH. The Parties acknowledge that OSR Holdings, Inc. has changed its corporate name to OSR Health, Inc., and that all references in the Agreement to “OSR Holdings, Inc.” or “OSRH” shall be read as references to OSR Health, Inc.

5.	Effect of Amendment. Except as expressly amended by this Amendment, the Agreement remains unchanged and in full force and effect and is hereby ratified and confirmed. On and after the Amendment Effective Date, each reference in the Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import shall mean the Agreement as amended by this Amendment. In the event of any conflict between this Amendment and the Agreement, this Amendment shall control.

6.	Governing Law and Disputes. This Amendment shall be governed by and construed in accordance with Section 14.3 of the Agreement, and any dispute arising out of or in connection with this Amendment shall be resolved in accordance with Article 14 of the Agreement.

7.	Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. Electronic signatures, including PDF and DocuSign, shall be deemed original signatures for all purposes, in accordance with Section 15.9 of the Agreement.

[Signature page follows]

IN WITNESS WHEREOF, the Parties have caused this Amendment No. 1 to be executed by their duly authorized representatives as of the Amendment Effective Date.

OSR HEALTH, INC.
(formerly OSR Holdings, Inc.)

By:	/s/ Yeiseok Kim
Name:	Yeiseok Kim
Title:	Chief Operating Officer
Date:	October 15, 2026

VAXIMM AG

By:	/s/ Andreas Niethammer
Name:	Dr. Andreas Niethammer
Title:	Chief Executive Officer
Date:	October 15, 2026

BCM EUROPE AG

By:	/s/ Ralf Kubli
Name:	Ralf Kubli
Title:	Chief Operating Officer
Date:	October 15, 2026

[Signature Page to Amendment No. 1 to the Global Exclusive License Agreement for VXM01]

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